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                                POWER OF ATTORNEY


     We, the undersigned officers and Trustees of Senior Debt Portfolio, a New York trust, do hereby severally constitute and appoint Alan R. Dynner, James B. Hawkes and Eric G. Woodbury, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any and all amendments (including post-effective amendments) to the Registration Statement on Form N-2 filed by Eaton Vance Advisers Senior Floating-Rate Fund with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands in Hamilton, Bermuda on the dates set opposite our respective signatures.

           SIGNATURE                     TITLE                    DATE


/s/ James B. Hawkes            President, Principal         February 20, 1998
-------------------------      Executive Officer and
James B. Hawkes                Trustee


/s/ James L. O'Connor*         Treasurer and Principal      February 20, 1998
-------------------------      Financial and
James L. O'Connor              Accounting Officer


/s/ Donald R. Dwight           Trustee                      February 20, 1998
-------------------------
Donald R. Dwight


/s/ M. Dozier Gardner          Trustee                      February 20, 1998
-------------------------
M. Dozier Gardner


/s/ Samuel L. Hayes, III       Trustee                      February 20, 1998
-------------------------
Samuel L. Hayes, III


/s/ Norton H. Reamer           Trustee                      February 20, 1998
-------------------------
Norton H. Reamer


/s/ John L. Thorndike          Trustee                      February 20, 1998
-------------------------
John L. Thorndike


/s/ Jack L. Treynor            Trustee                      February 20, 1998
-------------------------
Jack L. Treynor


Signed in Boston, Massachusetts